SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: December 7, 2007

Internet Capital Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Entry into Fifth Amendment to Letter of Credit Agreement

Internet Capital Group, Inc. (the “Company”) is a party to a Letter of Credit Agreement with Comerica Bank to provide for the issuance of letters of credit (such agreement, the “LC Agreement”). The LC Agreement provides for the issuance of letters of credit of up to $10 million, subject to a cash-secured borrowing base, as defined in the LC Agreement. On December 7, 2007, the Company entered into the Fifth Amendment to Letter of Credit Agreement (the “Fifth Amendment”), which extended the term of the LC Agreement to December 13, 2008. A copy of the Fifth Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of Carried Interest Long-Term Incentive Plan

On December 7, 2007, the Board of Directors of the Company approved the terms of a Carried Interest Long-Term Incentive Plan (the “Plan”). The purpose of the Plan is to attract, retain and motivate Company executives and to focus the efforts of the Company’s management team on the creation of long-term stockholder value associated with acquiring and building new partner companies.

Historically, the Company’s long-term compensation program has consisted solely of equity grants. The Company last made equity grants to its executive officers in July 2005. Based on its concern that the bulk of management’s current equity holdings would be vested by the end of 2008 and would therefore no longer provide sufficient retentive value, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) revisited the Company’s long-term compensation program and explored granting additional long-term compensation awards to management beginning in 2008. As part of this process, the Compensation Committee engaged an independent compensation consultant to analyze the compensation programs provided by private equity and venture capital firms, since the Company competes for talent with these types of firms.

Professionals in private equity and venture capital firms usually receive compensation in the form of “carried interest.” Carried interest is a percentage of profits, typically equaling 20%, that the management of a fund receives out of the total profits made on investments by the fund. Carried interest grants are designed to motivate the management teams of private equity and venture capital funds to drive the performance of the funds. Because payment is tied to the disposition of a portfolio company, which typically occurs many years after an initial investment is made, and because grants of carried interests generally vest over several years, carried interest is designed to act as a long-term incentive and retention tool.

Based in part on data provided by the compensation consultant, the Compensation Committee concluded that a carried interest plan tied to acquiring and increasing the value of new partner companies would be effective in aligning the respective interests of the Company’s management and stockholders in a way that would minimize stockholder dilution and would allow the Company to compete more effectively with private equity and venture capital firms for talent. Accordingly, the Compensation Committee sought to enhance the Company’s existing long-term compensation program by establishing a carried interest plan that would be supplemented by equity grants, such as stock appreciation rights. The Compensation Committee attempted to design a carried interest plan with respect to new partner companies with terms that would generally be in line with market practices at private equity and venture funds. After careful consideration, the Compensation Committee recommended implementing the Plan, and the Company’s Board of Directors approved the Plan.

The Plan permits the Compensation Committee to award grants to members of management in the form of interests in limited partnerships established by the Company to hold partner company interests acquired by the Company in a calendar year. The principal features of the Plan are as follows:

•	Only interests in new partner companies acquired after January 1, 2008 will be included in the plan.

•	Each year, beginning in 2008, interests in new partner companies will be acquired through a partnership (one new partnership per year) controlled by the Company.

•	For each partnership, a 15% carried interest will be allocated to management.

•	Carried interest will be paid in connection with a partner company liquidity event or income receipt, subject to the Company realizing an 8% compounded profit.

•

Rights to receive carried interest will vest over a six-year period, with 50% of a participant’s interest vesting after three years and the remainder vesting in equal portions over the next three years.

•

Participants will be deemed vested with respect to partner company liquidity events or income receipts that occur before full vesting is achieved, so long as they are employees at the time of such events.

•	In the event a participant’s employment is terminated for cause, he or she will forfeit 100% of all his or her interest in each partnership, including any vested interest.

•

In the event that distributions are made to participants in excess of an aggregate 15% carried interest, participants will be required to repay such excess amount to the Company. The Company will withhold 40% of all gross carried interest distributions from participants to secure these “clawback” claims. The withheld funds necessary to secure potential clawback claims will be retained until the partnership liquidates.

The Plan will become effective on January 1, 2008. The Plan will be administered and interpreted by the Compensation Committee. The Compensation Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the amount and terms of each grant, (iii) amend the terms of any previously issued grant, (iv) adopt guidelines separate from the Plan that set forth the specific terms and conditions for grants under the Plan, and (v) deal with any other matters arising under the Plan.

The foregoing description of the Plan does not purport to be complete and is qualified by reference to the actual text of the form of limited partnership agreement and form of limited partnership interest grant governing the Plan. Copies of the forms of limited partnership agreement and limited partnership interest grant are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Fifth Amendment to Letter of Credit Agreement, dated as of December 7, 2007, by and between Comerica Bank, Internet Capital Group, Inc., ICG Holdings, Inc. and Internet Capital Group Operations, Inc.

10.2	Form of Agreement of Limited Partnership for Internet Capital Group, Inc. Carried Interest Long-Term Incentive Plan

10.3	Form of Limited Partnership Interest Grant for Internet Capital Group, Inc. Carried Interest Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET CAPITAL GROUP, INC.

Date: December 13, 2007	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fifth Amendment to Letter of Credit Agreement, dated as of December 7, 2007, by and between Comerica Bank, Internet Capital Group, Inc., ICG Holdings, Inc. and Internet Capital Group Operations, Inc.

10.2	Form of Agreement of Limited Partnership for Internet Capital Group, Inc. Carried Interest Long-Term Incentive Plan

10.3	Form of Limited Partnership Interest Grant for Internet Capital Group, Inc. Carried Interest Long-Term Incentive Plan